UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2007

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	No. 95-4545390
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events.

On December 13, 2007, the Registrant commenced its Medium-Term Note Program, to allow the Registrant to issue and sell up to $5,000,000,000 aggregate principal amount (or an equivalent amount in one or more foreign or composite currencies or currency units) of Medium-Term Notes, Series D, Due Nine Months or More from Date of Issue (the “Medium-Term Notes”), pursuant to a Distribution Agreement, dated December 13, 2007, between the Registrant and the several agents set forth therein. The Medium-Term Notes may be issued as fixed rate notes, floating rate notes or a combination of fixed and floating rate notes.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Distribution Agreement, dated December 13, 2007, between the Registrant and the several agents set forth therein.

4.1	Senior Debt Securities Indenture (incorporated by reference from Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 24, 2001).

4.2	Officers’ Certificate establishing the Medium-Term Notes as a series of securities under the Senior Debt Securities Indenture.

4.3	Form of Medium-Term Note (Discount) (included in Exhibit 4.2).

4.4	Form of Medium-Term Note (Fixed Rate) (included in Exhibit 4.2).

4.5	Form of Medium-Term Note (Floating Rate) (included in Exhibit 4.2).

4.6	Form of Medium-Term Note (Zero Coupon) (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

	By:	/s/ Roger J. Patterson
	Name:	Roger J. Patterson
	Title:	Managing Vice President, Counsel
Registered In-House Counsel

Dated: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Description

1.1	Distribution Agreement, dated December 13, 2007, between the Registrant and the several agents set forth therein.

4.1	Senior Debt Securities Indenture (incorporated by reference from Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 24, 2001).

4.2	Officers’ Certificate establishing the Medium-Term Notes as a series of securities under the Senior Debt Securities Indenture.

4.3	Form of Medium-Term Note (Discount) (included in Exhibit 4.2).

4.4	Form of Medium-Term Note (Fixed Rate) (included in Exhibit 4.2).

4.5	Form of Medium-Term Note (Floating Rate) (included in Exhibit 4.2).

4.6	Form of Medium-Term Note (Zero Coupon) (included in Exhibit 4.2).